UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

INDALEX HOLDINGS FINANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-138178 (Commission File Number)	20-3730880 (IRS Employer Identification No.)

75 Tri-State International, Suite 450
Lincolnshire, IL 60069
(Address of principal executive offices, including Zip Code)

(847) 810-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 21, 2008, Indalex Holdings Finance, Inc. (the “Company”), Indalex Holding Corp., Indalex Limited, the subsidiaries of Indalex Holding Corp. party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto entered into the Amended and Restated Credit Agreement, dated as of May 21, 2008 (the “Amended Credit Agreement”).  Pursuant to the terms of the Amended Credit Agreement, the lenders party thereto consented to various amendments to the Credit Agreement.  The amendments provide for the following, without limitation:

(1)          a $15.0 million non-amortizing term loan to be made by Sun Indalex Finance, LLC, an affiliate of the equity sponsor of the Company (the “Initial Term Loan”);

(2)          a $15.0 million non-amortizing incremental term loan, to be provided by affiliates of the Company in their sole discretion with substantially the same terms as the Initial Term Loan (together with the Initial Term Loan, the “Term Loans”); and

(3)          an increase in the amount of real estate sales permitted as sale-leaseback transactions from $5.0 million to $20.0 million.

The Term Loans will bear interest, at the Company’s option, at a rate per annum equal to (i) LIBOR plus 7.50% or (ii) the Base Rate (as defined in the Credit Agreement) plus 6.50%, with an additional 0.75% margin if average excess availability falls below $35.0 million, with a LIBOR floor of 3.25% and a Base Rate floor of 4.25%.  The Term Loans will be guaranteed by the guarantors of the revolving loans under Credit Agreement.  Borrowings under the Terms Loans will be secured by the same first-priority lien that secures the revolving loans, but will be subject to a collateral proceeds waterfall such that lenders under the Term Loan will receive proceeds of the collateral only when the lenders under the revolving loan lenders are repaid in full.  The Term Loans will mature on February 2, 2011 and may be voluntarily prepaid if the Company meets certain liquidity tests.  The proceeds of the Initial Term Loan are to be used to reduce outstanding revolving loans under the Credit Agreement and pay fees and expenses in connection therewith.

Copies of the Amended Credit Agreement and the accompanying Amended and Restated Domestic Security Agreement, dated as of May 21, 2008, are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Amended Credit Facility are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)  The following exhibits are filed with this report:

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of May 21, 2008, among Indalex Holdings Finance, Inc., Indalex Holding Corp., Indalex Limited, the subsidiaries of Indalex Holding Corp. party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.

10.2

Amended and Restated Domestic Security Agreement, dated May 21, 2008, among Indalex Holdings Finance, Inc., Indalex Holding Corp., the Subsidiary Parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDALEX HOLDINGS FINANCE, INC.

/s/ Patrick Lawlor
Date: May 23, 2008	Name:	Patrick Lawlor
	Title:	Chief Financial Officer